Nsar Exhibit 77D

The changes below were effective December 30, 2005.


ALLIANCEBERNSTEIN BLENDED STYLE SERIES, INC.
U.S. LARGE CAP PORTFOLIO

FORMER POLICIES				CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:
The investment objective of the 	The investment objective of
Fund is long-term growth of capital.	the Fund is long-term growth
					of capital.


Fundamental Investment Policies:	The Portfolio is diversified.
The Fund may not with respect to 75%
of its assets (i) have more than 5% of
its assets invested in any one issuer
and (ii) own more than 10% of the
outstanding voting securities of any one issuer.


The Fund may not invest 25% or more 	The Fund may not concentrate
of the value of its total assets in 	investments in an industry,
the same industry (except that this	as concentration may be defined
restriction does not apply to 		under the 1940 Act or the rules
securitiesissued or guaranteed by the 	and regulations thereunder
U.S. Government, its agencies and	(as such statute, rules
instrumentalities).			or regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.


The Fund may not mortgage, pledge or 	Prohibition eliminated.
hypothecate or otherwise encumber its
assets, except as may be necessary in
connection with permissible borrowings.

The Fund may not purchase securities 	Policy eliminated.
on margin, but it may obtain such
short-term credits from banks as may
be necessary for the clearance of
purchases and sales of securities.




					Non-fundamental policy:
					The Fund may not purchase
					securities on margin, except
					(i) as otherwise provided
					under rules adopted by the SEC
					under the 1940 Act or by
					guidance regarding the 1940
					Act, or interpretations
					thereof, and (ii) that the
					Fund may obtain such short-
					term credits as are necessary
					for the clearance of portfolio
					transactions, and the Fund may
					make margin payments in
					connection with futures
					contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.


The Fund may not issue senior 		The Strategy may not issue any
securities or borrow money, except 	senior security (as that term
as permitted by the 1940 Act and 	is defined in the 1940 Act) or
the regulations and interpretations 	borrow money, except to the
thereunder.	      			extent permitted by the 1940
					Act or the rules and
					regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding, or
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
					options, futures contracts,
					options on futures contracts
					and other derivatives such as
					swaps are not deemed to
					involve the issuance of a
					senior security.



The Fund may not make loans to 		The Fund may not make loans except
other persons, except that the 		through (i) the purchase of debt
Fund may lend its portfolio 		obligations in accordance
securities in accordance with 		with its investment objectives
applicable law.  The acquisition 	and policies; (ii) the lending
of investment securities or other 	of portfolio securities; (iii)
investment instruments shall not be 	the use of repurchase agreements;
deemed the making of a loan.		or (iv) the making of loans to
					affiliated funds as permitted under
					the 1940 Act, the rules and
					regulations thereunder (as such
					statutes,rule or regulations
           				may be amended from time to time),
					or by guidance regarding, and
 					interpretations of, or
					exemptive orders under, the
					1940 Act.


The Fund may not purchase or sell 	The Fund may not purchase or sell
real estate unless acquired as a 	real estate except that it
result of the ownership of securities 	may dispose of real estate
or other instruments; provided that 	acquired as a result of
this restriction shall not prohibit 	the ownership of securities
the Fund from investing in securities 	or other instruments.
or other instruments backed by real 	This restriction does not
estate or in securities of companies 	prohibit the Fund from investing
engaged in the real estate business.	in securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the real
					estate business.




The Fund may not purchase or sell 	The Fund may not purchase or
physical commodities unless acquired 	sell commodities regulated by
as a result of the ownership of 	the Commodity Futures
securities or instruments; provided 	Trading Commission under the
that this restriction shall not 	Commodity Exchange Act or
prohibit the Fund from investing in 	commodities contracts except
securities or other instruments 	for futures contracts and
backed by real estate or in securities options on futures contracts. of companies engaged in the real estate business.

Related non-fundamental policy:		Related non-fundamental policy:
The Fund may not purchase or sell a 	Restriction eliminated.
stock index future if, immediately
thereafter, more than 30% of its
total assets would be
hedge by stock index futures.
The Fund may not purchase or sell
a stock index future if,
immediately thereafter, the
sum of the amount of margin
deposits on the Funds
existing futures positions
would exceed 5% of the market
value of the Funds total assets.





The Fund may not act as an underwriter 	The Fund may not act
of securities, except that the Fund	as an underwriter of
may acquire restricted securities or 	securities, except that
securities in private placements under  the Fund may acquire
circumstances in which, if such 	restricted securities under
securities were sold, the Fund might 	circumstances in which, if
be deemed to be an underwriter 		such securities were sold,
within the meaning of the Securities    the Fund might be deemed to be
Act.					an underwriter for purposes
					of the Securities Act of 1933,
 					as amended (the Securities Act).

Non-fundamental Investment Policies:
The Fund may invest up to 15% of 	The Fund will limit its
its net assets in illiquid securities.	investment in illiquid
					securities to no more than 15%
 					of net assets or such other
					amount permitted by guidance
					regarding the 1940 Act.


The Fund may make loans of portfolio 	The Fund may lend portfolio
securities up to 33-1/3% of its total 	securities to the extent
assets (including collateral for any 	permitted under the 1940
security loaned).	 		Act or the rules and
 					regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under,
					the 1940 Act.


					The Fund may invest in the
					securities of other investment
				 	companies, including exchange-
					traded funds, to the extent
					permitted under the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.


SK 00250 0073 660011